Exhibit 5.1

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Faegre Drinker Biddle & Reath LLP 320 South Canal Street, Suite 3300 Chicago, Illinois 60606, USA +1 312 569 1000 main +1 312 569 3000 fax

August 4, 2023

Illinois Tool Works Inc.

155 Harlem Avenue

Glenview, Illinois 60025

Re: Illinois Tool Works Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Illinois Tool Works Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on the date hereof, for the registration of the sale from time to time of the Company’s debt securities in one or more series (the “Debt Securities”), which may be issued pursuant to the indenture, dated as of November 1, 1986, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), filed as Exhibit 4.4 to the Registration Statement, as modified by the First Supplemental Indenture, dated as of May 1, 1990, filed as Exhibit 4.5 to the Registration Statement (together, the “Indenture”).

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Indenture, the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s amended and restated By-laws, resolutions of the Company’s Board of Directors, certificates of representatives of the Company and such other documents, corporate records, certificates of public officials and other instruments, and have considered such matters of law, as we have deemed appropriate as the basis for the opinions set forth below. We have assumed the authority of the Trustee to be a party to the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities and to authenticate the Debt Securities. In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures (including electronic signatures), the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other documents, instruments, certificates and information made available to us by the Company.

Based on the foregoing, and subject to the qualifications, limitations and assumptions stated herein, in our opinion, when any supplemental indenture to be entered into, or any officers’ certificate to be delivered, in connection with the issuance of any series of Debt Securities has been duly authorized, executed and delivered by the Company and the Trustee (if applicable); the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered against payment therefor in accordance with the Indenture and the applicable underwriting or other agreement as contemplated in the Registration Statement and applicable prospectus supplement to be included in the Registration Statement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) regardless of whether considered in a proceeding at law or in equity.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Debt Security, (a) the Board of Directors or a committee thereof or certain authorized officers shall have duly established the terms of such Debt Security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (b) the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded; and (c) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any Debt Security to be established subsequent to the date hereof, the issuance and delivery of such Debt Security or the compliance by the Company with the terms of such Debt Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The opinions expressed above are limited to the laws of the State of Illinois and the General Corporation Law of the State of Delaware, and we express no opinion concerning the laws of any other jurisdiction.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver; (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (c) limit the availability of a remedy under certain circumstances where another remedy has been elected (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy; (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs; (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement; (h) may require mitigation of damages; (i) may limit the enforceability of certain waivers; and (j) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency.

This opinion is given as of the date hereof, and we do not undertake to advise you of any facts that come to our attention, or of any change in law that may occur, after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to my name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations issued thereunder.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Adam S. Weinstock
Adam S. Weinstock
Partner